Exhibit 10.1

Execution Version

AMENDMENT TO WARRANT AGREEMENT

THIS AMENDMENT TO WARRANT AGREEMENT (this “Amendment”) is made and entered into as of November 11, 2022, by and among (i) East Stone Acquisition Corporation, a British Virgin Islands company (the “Company”), (ii) NWTN Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), and (iii) Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Warrant Agreement (as defined below) (and if such term is not defined in the Warrant Agreement, then the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, the Company and the Agent are parties to that certain Warrant Agreement, dated as of February 19, 2020 (as amended, including without limitation by this Amendment, the “Warrant Agreement”), pursuant to which the Agent agreed to act as the Company’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares underlying the units of the Company issued in the Company’s initial public offering (“IPO”) (the “Public Warrants”), (ii) warrants to purchase ordinary shares of the Company acquired by Double Ventures Holdings Limited, the Company’s sponsor, in a private placement concurrent with the IPO (the “Private Warrants”), (iii) warrants to purchase ordinary shares of the Company issuable to the Sponsor or an affiliate of the Sponsor or certain officers and directors of the Company upon conversion of up to $1,500,000 of working capital loans (the “Working Capital Warrants”), and (iv) all other warrants issued by the Company at or after the IPO (including the warrants issued to the IPO underwriter (the “Underwriter Warrants”), in connection with or following the Business Combination (the “Post-IPO Warrants” and together with the Public Warrants, the Private Warrants, and the Working Capital Warrants, the “Warrants”);

WHEREAS, on April 15, 2022, (i) the Company, (ii) Navy Sail International Limited, a British Virgin Islands company, in the capacity as the Purchaser Representative thereunder, (iii) Pubco, (iv) Muse Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”), (v) Muse Merger Sub II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and (vi) ICONIQ Holding Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Iconiq”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, including the Amendment to Business Combination Agreement, dated September 28, 2022, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, (i) First Merger Sub will merge with and into Iconiq, with Iconiq continuing as the surviving entity and a wholly-owned subsidiary of Pubco (the “First Merger”), and (a) each Class A ordinary share of Iconiq issued and outstanding immediately prior to the effective time of the First Merger will automatically be cancelled, in exchange for the right of the holder thereof to receive Pubco Class A Ordinary Shares, along with a contingent right to receive additional Pubco Class A Ordinary Shares upon the occurrence of certain events set forth in the Business Combination Agreement, and (b) each Class B ordinary share of Iconiq issued and outstanding immediately prior to the effective time of the First Merger will automatically be cancelled, in exchange for the right of the holder thereof to receive Pubco Class B Ordinary Shares, and (ii) one business day following, and as part of the same overall transaction as the First Merger, Second Merger Sub will merge with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a wholly-owned subsidiary of Pubco and with the holders of the Company’s securities receiving substantially equivalent securities of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, pursuant to the Business Combination Agreement, at the effective time of the Second Merger (the “Effective Time”), (i) each outstanding Public Warrant will be converted into one Pubco Public Warrant, with each Pubco Public Warrant having substantially the same terms and conditions as set forth in the Public Warrants, (ii) each outstanding Private Warrant will be converted into one Pubco Private Warrant, with each Pubco Private Warrant having substantially the same terms and conditions as set forth in the Private Warrants, and (iii) each outstanding Underwriter Warrant will be converted into one Pubco Underwriter Warrant, with each Pubco Underwriter Warrant having substantially the same terms and conditions as set forth in the Underwriter Warrants, except in each case that the Pubco Public Warrants, the Pubco Public Warrants and the Pubco Underwriter Warrants will represent the right to receive Pubco Class B Ordinary Shares in lieu of ordinary shares of the Company; and

WHEREAS, the parties hereto desire to amend the Warrant Agreement to add Pubco as a party to the Warrant Agreement and to revise the terms of the Warrant Agreement in order to reflect the transactions contemplated by the Business Combination Agreement, including without limitation the automatic conversion thereunder of the Warrants into Pubco Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco as a Party to the Warrant Agreement. The parties hereby agree to add Pubco as a party to the Warrant Agreement. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Warrant Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the Company under the Warrant Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Warrant Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to Warrant Agreement. The parties hereto hereby agree to the following amendments to the Warrant Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Warrant Agreement as if they were set forth therein.

(b) The parties hereby agree that the term “Warrants” as used in the Warrant Agreement shall include any and all warrants of Pubco into which the Warrants automatically convert upon the Effective Time. The parties further agree that any reference (as applicable and as appropriate) in the Warrant Agreement to a Warrant will instead refer to the warrants of Pubco (and any warrants of Pubco or any successor entity issued in consideration of or in exchange for any of such warrants).

(c) The parties further agree that any reference (as applicable and as appropriate) in the Warrant Agreement to Ordinary Shares will instead refer to Pubco Class B Ordinary Shares (and any other securities of Pubco or any successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities).

(d) Section 9.2 of the Warrant Agreement is hereby amended to delete the address of the Company for notices under the Warrant Agreement and instead add the following address for notices to Pubco under the Warrant Agreement as the “SPAC” party thereunder:

If to Pubco to: NWTN Inc. No.76 Mu Nan Road, Heping District, Tianjin, China Attn: Baoji Su Telephone No.: +86 022-23303776 Email: ir@iconiqmotors.com with a copy (which will not constitute notice) to:

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Facsimile No.: +1 212 903 9100
Telephone No.: +1 212 903 9000

and a copy to:

Linklaters LLP

11th Floor, Alexandra House

Chater Road

Hong Kong SAR

Facsimile No.: +852 2810 8133
Telephone No.: +852 2842 4888

3. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall only become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Warrant Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Warrant Agreement in the Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant Agreement as the case may be, as amended by this Amendment (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Warrant Agreement, as it applies to the amendments to the Warrant Agreement herein, including without limitation Section 9 of the Warrant Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to Warrant Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

The Company:

East Stone Acquisition Corporation

By:	/s/ Xiaoma (Sherman) Lu
	Name:	Xiaoma (Sherman) Lu
	Title:	Chief Executive Officer

Pubco:

NWTN INC.

By:	/s/ Alan Nan Wu
	Name:	Alan Nan Wu
	Title:	Director

Agent:

Continental Stock Transfer & Trust Company

By:	/s/ Margaret B. Lloyd
	Name:	Margaret B. Lloyd
	Title:	Vice President

[Signature Page to Amendment to Warrant Agreement]

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